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                                                                    Exhibit 10.7

Rubber stamp on each page:  Ministry of Communications and Transportation.


                                                UNDER MINISTRY OF COMMUNICATIONS
                                                     AND TECHNOLOGIC DEVELOPMENT
                                                                        2.- 1936



                                                      Mexico City, July 9, 1992.



ING. ERIK WALLSTEN OSTLUNT
Legal Representative

Satelitron, S.A. de C.V.
Present

By this document the Federal Government, through the Ministry, grants the Permission to install, operate and exploit an earth station network to deliver the services of national dedicated links through national satellites or those determined by the Federal Government.

This permission shall be effective as of the date indicated in said.

Cordially yours,


EFFECTIVE SUFFRAGE NO REELECTION.
THE UNDER MINISTER



ING. CARLOS MIER Y TERAN O.


C.c.p. Lic. Andres Caso Lombardo.- Minister of Communications and Transportation. Present

C.c.p. Act. Jose Ma. Rivas Moncayo.- Director General of Communication Policies and Rules.- Present.
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C.c.p.   Lic. Pedro Cervantes Campos.- General Director of Legal Matters.-
         Present.

PERMISSION GRANTED BY THE FEDERAL GOVERNMENT THROUGH THE MINISTRY OF COMMUNICATIONS AND TRANSPORTATION (HEREIN "THE MINISTRY"), TO SATELITRON, S.A. DE C.V. (HEREIN "SATELITRON"), TO INSTALL, OPERATE AND EXPLOIT AN EARTH STATION NETWORK TO DELIVER THE SERVICES OF NATIONAL DEDICATED LINKS THROUGH NATIONAL SATELLITES OR THOSE DETERMINED BY THE FEDERAL GOVERNMENT, IN COMPLIANCE WITH THE FOLLOWING BACKGROUND AND CONDITIONS.

BACKGROUND

I. The National Development Plan 1989-1994 establishes the importance of modernizing telecommunications for national development, and stresses the need to diversify services, improve quality and widen its coverage with a greater participation by individual parties.

II. The Telecommunications Modernization Program 1989-1994 established the need to promote the development of new services in competition, that may take advantage of the capacity installed from national satellites and complement the basic telecommunications services in the country.

III. In addition, said program considers the possibility to have telecommunications companies install and operate base earth stations or teleports and terminal VSAT stations located in the user's facilities that allow the establishment of links and private networks sharing the satellite's capacity.

IV. "SATELITRON", through writing dated on July 2, 1989 required "THE MINISTRY" permission to install, operate and exploit a multyuser master earth station and remote earth stations in several points of the national territory, that will use public satellite signal conduction services under charge of the Federal Government.

V. "THE MINISTRY", taking into account that "SATELITRON" fulfilled and satisfied the legal and technical requirements, pursuant to the previous background and founded on Articles 36 of the Organic Law of Public Federal Administration, as well as Articles 3rd, 9th, and, 11th and others pertaining to the General Law of Channels of Communication, supported in Articles 6th, 34, and 58 fraction II of the By-law of Telecommunications, grants the following:
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                                   PERMISSION

To install, operate and exploit an earth station network (herein "THE NETWORK") to deliver the services of dedicated links with national satellites or those determined by the Federal Government, in accordance to the technical frequencies and parameters contained in Annex 1 which forms part of this document. "THE NETWORK" will be integrated in a first stage by the following earth stations.

1. A high capacity master earth station in Mexico City to deliver the services of dedicated links and private networks by national satellites to carry voice, data and videoconference signals through low capacity terminal-earth-station exchanges VSAT's located in the user's facilities that allows it to share the use of the base earth station and the capacity of satellites.

2. Three medium capacity semi master earth stations that will be installed in Monterrey, N.L., Guadalajara, Jal. and Hermosillo, Son. to carry voice, data and videoconference signals through low capacity terminal earth stations VSAT's located in the user's facilities that allow it to share the use of semi-master earth stations.

                                   CONDITIONS

I.   Scope of the Permission

1st.-  Applicable Law.

The installation, operation and exploitation of the earth stations matter of this permission is ruled by the Politic Constitution of the Mexican United States, the Law of General Channels of Communications, the General Law of National Goods, the Federal Law of Copyright and its bylaws; by the agreements and international treaties subscribed and ratified by the Mexican Government in the matter and under the terms of this Permission.

2nd.- Definition of terms. For the purpose of this document, and to determine the scope and services matter of this permission the following definitions and terms will have the meaning that follows:

2nd.1.- Master Earth Station for National Links

Main base earth station, property of the permissioner destined to establish dedicated links and national private networks through remote terminal earth stations VSAT's through national private links.
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2nd.2. Semi-Master Station for National Links

Earth station, property of the permissioner installed in different locations that serve communication needs in specific regions. These earth stations are controlled by the master earth station which allows direct links between terminal stations VSAT's directly by satellite, without crossing any other master earth station.

2nd.3.- Terminal earth Stations with Small opening.

Low capacity terminal earth stations VSAT's property of users.

2nd.4.- Satellite National Dedicated Link

Point to point telecommunications circuit, using terminal remote earth stations and sharing the use of the master earth station or semi-master earth station and the satellite signal conduction capacity contracted by "SATELITRON" with the "MINISTRY" or with Telecomunicationes de Mexico (Telecomm).

2nd.5.- PRIVATE LINK

Telecommunication circuit established and used for internal communications of users.

2nd.6.- INTERNATIONAL LINK

Link established between an earth station located in Mexico and an earth station located in another country, through the use of a foreign satellite.

2nd 7.- PUBLIC SATELLITE SIGNAL CONDUCTION SERVICE

Satellite signal conduction service delivered by Telecomm to third parties, which is not extensive to earth stations for national links.

II.  OPERATION, EXPANSION AND EXPLOITATION OF "THE NETWORK"

3rd. LINKS WITH BASE EARTH STATIONS

"SATELITRON" may install and operate the transmission and communication infrastructure required to send communication, control and supervision signals between the master earth station, semi-master earth stations and terminal stations of users, and between this and the connection point with other networks, or use the networks of other companies or entities authorized by "THE MINISTRY" to conduct such signals.
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4th. "NETWORK" EXPANSION

"SATELITRON" shall provide to "THE MINISTRY" the upgraded configuration of "THE NETWORK" object of this permission every year, including list of subscribers and the way of linkage to the master earth station, semi-masters, and the number of remote earth stations of users, the location of these nationwide, and the use of allocated frequencies.

5th.- MODIFICATIONS TO "THE NETWORK"

"SATELITRON" will require prior approval by "THE MINISTRY" to make substantial modifications to "THE NETWORK" when they have a negative effect on the operation of the user's equipment or the networks with which it is connected.

6th.- TECHNICAL RULES.

"SATELITRON" shall carry out the construction and establishment of the network under permission with equipment that fulfills the homologation conditions established by "THE MINISTRY".

7th.- FREQUENCY AVAILABILITY

The delivery of the services matter of this permission is subject to the availability and efficient use of the capacity of the C and Ku frequency bands of national satellites or other satellites that Telecomunicaciones de Mexico (TELECOMM) determines for service needs.

8th.- COMMERCIALIZATION, INSTALLATION AND MAINTENANCE SERVICES FOR TERMINAL EARTH STATIONS VSAT'S.

"SATELITRON" may commercialize, install and keep remote earth stations for users with a separate accounting, and/or through affiliates or agents.

9th.- Acquisition of earth stations by users of "SATELITRON"

The users of "SATELITRON" may use earth stations of "SATELITRON" or may acquire remote earth stations with any provider they choose, that satisfies the rules stated by "THE MINISTRY".

10th.- REMOTE STATIONS CONNECTION

"SATELITRON" shall provide service to any user that may require it. "SATELITRON" may deny the service only if the equipment is not compatible with its network or if it the rules determined by "THE MINISTRY" are not fulfilled.
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11.- BASES AND COMMERCIALIZATION CRITERIA

"SATELITRON" shall provide to "THE MINISTRY", within the 30 days that follow the date in which this permission becomes effective, the bases and commercialization criteria used with the users for the services it delivers. Modifications to said bases and criteria shall be notified to "THE MINISTRY" within the 30 days after they are made.

12.- EMERGENCY SERVICES

"SATELITRON" shall provide free emergency services to the institutions and organizations that deliver emergency services, giving priority to the channeling of their communications; the security and aid emergency services shall be provided based on the international agreements applicable to the matter.

13.- RESPONSIBILITY OF "SATELITRON" BEFORE USERS

"SATELITRON" will be the only responsible party before "THE MINISTRY" for the delivery of the services, thus, "THE MINISTRY" is left free of any liability regarding the users of "SATELITRON". In the event that "SATELITRON" does not delivers the services under the terms and conditions stated in this permission, "THE MINISTRY" shall take the proceeding steps.

III. INTERCONNECTION

14.- INTERCONNECTION TERMS WITH PUBLIC NETWORKS.

"SATELITRON" shall negotiate with other telecommunication network carriers or signal conduction operators authorized by "THE MINISTRY", the terms and conditions for the interconnection of "THE NETWORK" with said networks. In the event they do not reach an agreement at the end of two months after the interconnection is required, "THE MINISTRY" shall determine said terms and conditions.

15.- NETWORK INTERFERENCE

The operation of the services matter of this permission shall not affect the quality nor interfere in any way with other telecommunications services that are authorized and which share frequencies used on behalf of title first; on the contrary, "SATELITRON" shall perform the necessary modifications, as deemed by "THE MINISTRY", to prevent them or stop them.

16.- HIRING THE SATELLITE SIGNAL CONDUCTION SERVICE
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"SATELITRON" will hire with "TELECOMM" the satellite signal conduction service required for the delivery of the services under this permission, covering the pertaining rates.

IV.  RATES.

17. APPLICABLE RATES

"SATELITRON" shall register before "THE MINISTRY" the rates of the services delivered through "THE NETWORK" object of this permission, which shall be competitive at international level. "SATELITRON" shall file annually before "THE MINISTRY" the rate studies that shall include the productivity advancements and costs per service.

If, as deemed by "THE MINISTRY", enough competition could be generated with any of the communications services matter of this permission, more flexibility could be authorized in the rate control.

"SATELITRON" could apply promotion rates under maximum rates, whenever they are not based on the direct loss by the exploitation of the services in competition.

18.- COST ACCOUNTING

"SATELITRON" shall have a cost and income accounting system by service offered that identifies its operation.

19.- EXPLOITATION INCOME SHARES

"SATELITRON", in compliance with Article 110 of the Law of General Channels of Communication, shall monthly give the Federal Government the 2.5% of their rated income for the services delivered through the earth stations object of this permission.

V.   GENERAL PROVISIONS.

20.- PAYMENT LIABILITY TO TELECOMUNICACIONES DE MEXICO

Under the concept of support given by Telecomunicaciones de Mexico, in the supervision of services, analysis and allocation of carriers or radioelectric frequencies for satellite communications, "SATELITRON" is compelled to pay 2.5% of its rated income to said entity.

21.- EQUAL COMPETITION AND PREFERENTIAL TREATMENT.
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"SATELITRON" in no case may apply monopolistic or preferential practices that prevent equal competition with other companies in the same delivery of services object of this permission.
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22.- INSPECTION AND SUPERVISION

"THE MINISTRY" will have, at any moment, the faculty to supervise and inspect installations and services delivered by "SATELITRON", and the latter is compelled to provide to "THE MINISTRY" all the facilities that it may require. "THE MINISTRY" shall verify with periodical inspections, the fulfillment of the technical and administrative rules and coverage, operation and service quality commitments.

23.- TECHNICAL AND ADMINISTRATIVE INFORMATION

"SATELITRON" is compelled to deliver to "THE MINISTRY" all the technical, administrative and financial information in the form and under the terms determined by said, related to the matter of this permission.

24.- REAL RIGHTS

This permission does not create real rights in favor of "SATELITRON", nor third parties on the goods of public domain regarding the services under this permission; thus, any monopolistic practice regarding those goods in the delivery of the services by "SATELITRON" will be cause of revocation of this permission.

"THE MINISTRY" keeps the right to grant another or other authorizations in favor of third parties to exploit, within the same geographical area or in another one, identical or similar services than those matter of this permission.

25.- CESSION OF RIGHTS.

"SATELITRON" may under no circumstances, directly or indirectly, transfer, mortgage or in any way encumber or dispose of all or part of the permission or the rights conferred therein, to any third party without the previous approval of "THE MINISTRY".

26.- PAYMENT OF RIGHTS.-

"SATELITRON" shall pay in a 30-day term beginning with the granting of this permission, the rates established in the Federal Law of Rights under the concept of technical studies, granting of the permission, inspection visits, changes or modifications to "THE NETWORK" and others that may result.
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VI.  TERM, TERMINATION AND REVOCATION

27.- TERM

This permission shall be in force for 15 years computed from the date of its granting, and may be extended for a period equal to that stated, whenever "SATELITRON" has satisfied the conditions imposed in this permission and if it requires it 180 days in advance and accepts the new conditions imposed by the "MINISTRY" for the public interest.

28.- CAUSES OF REVOCATION

This permission shall be revoked for any of the following causes, and for those foreseen in Article 29 of the Law of General Channels of Communication.

I. If the services matter of this permission are delivered without the efficiency and regularity, as deemed by "THE MINISTRY".

II. If the public service involved is interrupted without justified cause, totally or partially and without "THE MINISTRY"'s authorization.

III. If substantial modifications or alterations are made to authorized facilities or to the conditions in which services operate without prior approval of "THE MINISTRY."

IV.  For lack of payments stated in conditions 19 and 26.

V. For serious and repetitive violations to the liabilities imposed in this permission, as deemed by "THE MINISTRY" in written.

V. If it does not adjust to the technical parameters allocated in the operation of the services matter of this permission.

The revocation of this permission will be subject to the procedure established in Article 34 of the Law of General Channels of Communication.

29.- WARRANT

To guarantee performance of the duties to which the present permission refers, the company "SATELITRON" shall constitute a deposit in favor of the Treasury Department of the Federation for an amount of $1'000,000,000.00 (one billion pesos) at an authorized bonding company. This deposit shall have a term equal to that of the permission. "SATELITRON" is compelled to increase it in a term that may not exceed 10 working days as deemed necessary by "THE MINISTRY".
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The deposit shall state that the Bonding Institution accepts to be subject to the procedure established in articles 95 and 118 of the Federal Law of Bonding Institutions, and the waiver to the benefit of excussion in compliance with the model approved by the Treasury Department of the Federation.

This permission shall become effective as of the date of its signing.

In Mexico City, Federal District, on the day 15 of December of 1991.

MINISTER OF COMMUNICATIONS
AND TRANSPORTATION

ANDRES CASO LOMBARDO.
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                                     ANNEX I

Permission: SATELITRON, S.A. DE C.V.
Nature of Service: FOR INTERNAL ADMINISTRATIVE USE
Parameters of the allocated carriers.

          Transponder: 1 W                   Satellite: Morelos II

Type of access: TDM/TDMA

Percentage of Power consumed by the Satellite transponder: 9.85%

Availability of links: 99.98%

Occupied Bandwidth. 7.7 MHz

The radiation patterns of the antennas in the earth stations that were used fulfill condition 29-25 log 0: FULFILLED

Error correction factor (FEC acronym in Spanish): 1/2

Modulation: BPSK

Carrier information Speed: Carriers I to II: 128 KBPS
                         : Carriers 12 and 13: 512 KBPS

Maximum PIRE density of the satellite carrier within the country (dBW/4 KHz):

          CARRIERS I TO II: -0.74
          CARRIERS 12 and 13: -0.99
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
Transmission Reception   Satellite Access   Maximum E.T.   Maximum satellite
        Link              Frequency (MHz)    PIRE (dBW)        PIRE (dBW)
1.  INROUTE CARRIER          5936.700           41.90            10.76

2.  INROUTE CARRIER          5937.100           41.90            10.76

3.  INROUTE CARRIER          5937.500           41.90            10.76

4.  INROUTE CARRIER          5937.900           41.90            10.76

5.  INROUTE CARRIER          5938.300           41.90            10.76

6.  INROUTE CARRIER          5938.700           41.90            10.76

7.  INROUTE CARRIER          5939.100           41.90            10.76

8.  INROUTE CARRIER          5939.500           41.90            10.76

9.  INROUTE CARRIER          5939.600           41.90            10.76

10. INROUTE CARRIER          5940.300           41.90            10.76

11. INROUTE CARRIER          5940.700           41.90            10.76

12. INROUTE CARRIER          5941.800           48.93            18.45

13. INROUTE CARRIER          5943.400           48.93            18.45

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I, LIC. ROBERTO NUNEZ Y BANDERA, NOTARY NO. 1 OF THE FEDERAL DISTRICT CERTIFY:
THAT THE PRESENT PHOTOSTAT COPY COMPRISING 16 SHEETS ON ONE SIDE ONLY, IN AN ACCURATE REPRODUCTION OF ITS ORIGINAL WHICH I HAD IN MY SIGHT: AS APPEARS IN MINUTES NUMBER 34728 IN MEXICO CITY, FEDERAL DISTRICT, DATED ON JULY 27, 1993. RUBBER STAMP: UNITED MEXICAN STATES. LIC. ROBERTO NUNEZ Y BANDERA, NOTARY NO. 1 OF THE FEDERAL DISTRICT. (SIGNED)